Exhibit 99.1

FARO® Announces Acquisition of Open Technologies
Extends 3D Capabilities Into Dental and Across a Variety of Design Driven Industries

Lake Mary, FL, July 16, 2018 - FARO® (NASDAQ:FARO), the world’s most trusted source for 3D measurement and imaging solutions for factory metrology, construction BIM, product design, public safety forensics, and 3D machine vision applications announces the acquisition of Opto-Tech s.r.l. and its subsidiary Open Technologies, s.r.l.
Located in Brescia, Italy, Open Technologies offers a rich portfolio of compact, 3D structured light scanning solutions that specifically enable dentists, dental technicians and orthopedics to leverage the 3D world for the creation of crowns, implants and prosthesis.

Additionally, Open Technologies offers an integrated suite of industrial products that dramatically reduce time and effort across a variety of product design and inspection applications that include reverse engineering, heritage preservation, product visualization and dimensional measurement. These solutions comprehensively address a variety of market segments including Automotive, Aerospace, Computer Graphics, Furniture, Fashion Design and Public Safety.

“Open Technologies proven core competency in compact, 3D structured light scanning solutions aligns perfectly with our strategic direction,” stated Dr. Simon Raab, FARO’s President and CEO. “We continue to take a leadership position in the integration of visionary 3D technology as a core solution requirement across the breadth of industries where design or reconstruction is considered critical.”
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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as statements about demand for and customer acceptance of FARO’s products, and FARO’s product development and product launches. Statements that are not historical facts or that describe the Company’s plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “is,” “will” and similar expressions or discussions of FARO’s plans or other intentions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.
Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward-looking statements include, but are not limited to:

•	development by others of new or improved products, processes or technologies that make the Company’s products less competitive or obsolete;

•	the Company’s inability to maintain its technological advantage by developing new products and enhancing its existing products;

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declines or other adverse changes, or lack of improvement, in industries that the Company serves or the domestic and international economies in the regions of the world where the Company operates and other general economic, business, and financial conditions; and

•	other risks detailed in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and Form 10-Q for the quarter ended March 31, 2018.

Forward-looking statements in this release represent the Company’s judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

About FARO
FARO is the world’s most trusted source for 3D measurement, imaging and realization technology. The Company develops and markets computer-aided measurement and imaging devices and software. Technology from FARO permits high-precision 3D measurement, imaging and comparison of parts and complex structures within production and quality assurance processes. The devices are used for inspecting components and assemblies, rapid prototyping, documenting large volume spaces or structures in 3D, surveying and construction, as well as for investigation and reconstruction of accident sites or crime scenes.
FARO's global headquarters are located in Lake Mary, Florida.  The Company also has a technology center and manufacturing facility consisting of approximately 90,400 square feet located in Exton, Pennsylvania containing research and development, manufacturing and service operations of our FARO Laser TrackerTM and FARO Cobalt Array 3D Imager product lines.  The Company's European regional headquarters is located in Stuttgart, Germany and its Asia Pacific regional headquarters is located in Singapore. FARO has other offices in the United States, Canada, Mexico, Brazil, Germany, the United Kingdom, France, Spain, Italy, Poland, Turkey, the Netherlands, Switzerland, India, China, Malaysia, Vietnam, Thailand, South Korea, Australia and Japan.

More information is available at http://www.faro.com